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                                                                    EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 7, 2000 relating to the financial statements and financial statement schedules of Network Access Solutions Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Financial and Other Data" and "Selected Financial And Other Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

McLean, Virginia
April 13, 2000